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                                                                    Exhibit 10.5


                                                                  EXECUTION COPY

                                PLEDGE AGREEMENT


            THIS PLEDGE AGREEMENT (this "Agreement"), dated as of January 28, 1999, is executed by and between BARNEYS NEW YORK, INC. (the "Pledgor"), and CITICORP USA, INC., as "Administrative Agent" for itself and for the "Lenders" and the "Issuing Banks" under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the "Credit Agreement" (as defined below).

                                   WITNESSETH:

            (1) Barney's, Inc., Barneys America, Inc., PFP Fashions Inc., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., Basco All-American Sportswear Corp., BNY Licensing Corp., and Barneys America (Chicago) Lease Corp. (collectively the "Borrowers") have entered into the Credit Agreement dated as of even date herewith with the financial institutions a party thereto as lenders (the "Lenders"), the financial institutions a party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., as administrative agent (the "Administrative Agent") for the Lenders and the Issuing Banks and General Electric Capital Corporation as documentation agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders and the Issuing Banks have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrowers from time to time;

            (2) The Pledgor owns the issued and outstanding equity interests (the "Equity Interests") set forth on EXHIBIT A attached hereto and made a part hereof; and

            (3) The Administrative Agent, the Lenders and the Issuing Banks have required, as a condition to their entering into the Credit Agreement, that the Pledgor execute and deliver this Agreement;

            NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

            1. PLEDGE. The Pledgor hereby pledges to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, and grants to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the

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Issuing Banks and the other Holders, a security interest in, the following
(collectively, the "Pledged Collateral"):

            (a) All of the right, title and interest of the Pledgor in the Equity Interests, whether now existing or hereafter arising, and the certificates representing the shares of such capital stock (such now-existing shares being identified on EXHIBIT A attached hereto and made a part hereof), all options and warrants for the purchase of additional equity interests now or hereafter held in the name of the Pledgor (all of said Equity Interests, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Administrative Agent accompanied by stock powers in the form of EXHIBIT B attached hereto and made a part hereof duly executed in blank, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

            (b) All additional equity interests from time to time acquired by the Pledgor in any manner, and the certificates representing such additional equity interests (any such additional equity interests shall constitute part of the Pledged Stock and the Administrative Agent is irrevocably authorized to amend EXHIBIT A from time to time to reflect such additional equity interests), and all options, warrants, dividends, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests;

            (c) The property and interests in property described in SECTION 4 below; and

            (d)   All proceeds of the foregoing.

            2. SECURITY FOR LIABILITIES. The Pledged Collateral secures the prompt payment, performance and observance of (i) all Obligations and (ii) all obligations of Pledgor under this Agreement (all such obligations referred to in clauses (i) and (ii) now or hereafter existing being hereinafter collectively referred to as the "Liabilities").

            3. DELIVERY OF PLEDGED COLLATERAL; REGISTRATION AND ACKNOWLEDGMENTS. All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer, powers, or assignments in blank as appropriate (such instruments of transfer, powers, or assignments in blank, being the "Powers"), all in form and substance satisfactory to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in SECTIONS 7

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AND 8. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            4.    PLEDGED COLLATERAL ADJUSTMENTS. If, during the term of this
Agreement:

            (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of the Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or

            (b) Any subscription warrants, shares, or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, shares, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Administrative Agent under the terms of this Agreement and shall constitute Pledged Collateral hereunder; PROVIDED, HOWEVER, that nothing contained in this SECTION 4 shall be deemed to permit any distribution, issuance of additional shares, warrants, shares, rights or options, reclassification, readjustment or other change in the capital structure which is not expressly permitted in the Credit Agreement nor to prohibit any such distribution, issuance of additional equity interests, warrants, shares, rights or options, reclassification, readjustment or other change in the capital structure of such issuer which is expressly permitted in the Credit Agreement.

            5. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of distributions, reorganization or other exchanges, offers to purchase and voting rights), and the Pledgor agrees that none of the Administrative Agent, any of the Lenders or any Issuing Banks shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

            6. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

            (a) The Pledgor is the sole legal and beneficial owner of the Equity Interests as set forth on Exhibit A attached hereto and made a part hereof, free and clear of any Lien except for the security interest created by this Agreement;

            (b) The Pledgor has full power and authority to enter into this Agreement;

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            (c)   There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral except pursuant to the Securities Act;

            (d) The Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except as set forth in paragraph (c) above;

            (e) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or
      (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

            (f) The pledge of the Pledged Collateral pursuant to this Agreement, together with the delivery of the stock certificates pertaining thereto to the Administrative Agent, creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, securing the payment and performance of the Liabilities;

            (g) This Agreement has been duly executed and delivered by and on behalf of Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

            (h) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of the Pledgor, threatened against the Pledgor or any of its property which will materially and adversely affect the ability of the Pledgor to perform its obligations under this Agreement;

            (i) The Pledgor (i) is a corporation duly formed, validly existing and in good standing and is duly qualified to do business under the laws of the State of its incorporation and (ii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, the Credit Agreement or any of the other Loan Documents;

            (j) The execution, delivery and performance of this Agreement by the Pledgor (i) does not violate any indenture, mortgage, or any other agreement to which the Pledgor is a party or by which any of its properties or assets may be bound; (ii) complies with all

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      corporate organization documents of the Pledgor; and (iii) does not violate any restriction on such transfer or encumbrance of the Pledged Collateral; and

            (k) The Powers are effective endorsements duly executed by an appropriate person and give the Administrative Agent the authority they purport to confer.

            7. VOTING RIGHTS. During the term of this Agreement, and except as provided in this SECTION 7 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents. After the occurrence and during the continuation of an Event of Default, the Administrative Agent shall, at the Administrative Agent's option and following written notice from the Administrative Agent to the Pledgor, exercise all voting rights pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

            8. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Event of Default shall have occurred and be continuing:

            (i) The Pledgor shall be entitled to receive and retain any and all dividends, interest and distributions paid in respect of the Pledged Collateral, notwithstanding such dividends, interest and distributions being subject to the pledge and assignment thereof pursuant to SECTION 1; PROVIDED, HOWEVER, that any and all

                  (A) dividends, interest and distributions paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                  (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                  (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

      shall be Pledged Collateral, and shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and


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            (ii)  The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

            (b) After the occurrence and during the continuation of an Event of Default:

            (i) All rights of the Pledgor to receive the dividends, interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 8(A)(I) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest payments and other distributions;

            (ii) All dividends, interest payments and other distributions which are received by the Pledgor contrary to the provisions of clause (i) of this SECTION 8(B) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

            (iii) The Pledgor shall, upon the reasonable request of the Administrative Agent, at the Pledgor's expense, execute and deliver, and cause the issuer of the Pledged Stock (other than Barneys Japan Company Limited) and its officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, the Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, the Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto;

            (iv) The Pledgor shall, upon the reasonable request of the Administrative Agent, at Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent;

            (v) The Pledgor shall, upon the reasonable request of the Administrative Agent, at the Pledgor's expense, cause the issuers of the Pledged Stock to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the

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      provisions of Section 11(a) of the Securities Act; and

            (vi) The Pledgor shall, upon the reasonable request of the Administrative Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Administrative Agent for all expenses incurred by the Administrative Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Administrative Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

            9. TRANSFERS AND OTHER LIENS. Other than as permitted under the Credit Agreement, the Pledgor agrees that it will not (i) sell, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, or
(ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral (except for the security interest under this Agreement).

            10. REMEDIES. (a) The Administrative Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent, any Lender or any Issuing Banks may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Administrative Agent all reasonable expenses (including, without limitation, court costs

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and reasonable attorneys, and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

            (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in SECTION 25 below at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

            (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that after the occurrence and during the continuation of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Administrative Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

            11. SECURITY INTEREST ABSOLUTE. All rights of the Administrative Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (i) Any lack of validity or enforceability of the Credit Agreement, the Loan Documents, or any other agreement or instrument relating thereto;

            (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the other Loan Documents;

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            (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

            12. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence and during the continuation of an Event of Default, from time to time in the Administrative Agent's sole discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the issuers of the Pledged Stock to the name of the Administrative Agent or the Administrative Agent's nominee.

            13. WAIVERS. The Pledgor waives to the fullest extent permitted by applicable laws presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

            14. TERM. This Agreement shall remain in full force and effect until the final payment in full, in cash, of the Liabilities, the Commitment Termination Date has occurred and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Administrative Agent will release the security interest created hereunder and, if it then has possession of any Pledged Stock, will deliver any Pledged Stock previously delivered to it and the Powers to the Pledgor.

            15. DEFINITIONS. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

            16. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of

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this Agreement, the Credit Agreement or any other Loan Document or any
Collateral. The Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

            17. GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY THE PARTIES HERETO IN NEW YORK, NEW YORK. ANY DISPUTE BETWEEN THE ADMINISTRATIVE AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            18. CONSENT TO JURISDICTION; AND SERIVE OF PROCESS. The Pledgor agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Agreement. The Administrative Agent shall have the right to proceed against the Pledgor or its personal property in a court in any location to enable the Administrative Agent to obtain personal jurisdiction over the Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Administrative Agent.

            19. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            20. ADVICE OF COUNSEL. The Pledgor represents and warrants to the Administrative Agent, the Lenders, the Issuing Banks and the other Holders that it has discussed this Agreement and, specifically, the provisions of SECTIONS 17 through 20 hereof, with the Pledgor's lawyers.

            21. SEVERABILITY. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

            22. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to

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exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

            23. THE ADMINISTRATIVE AGENT'S DUTY OF CARE. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

            24. NOTICES. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in
SECTION 13.08 of the Credit Agreement.

            25. INDEMNITY AND EXPENSES. The Pledgor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

            26. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, and no consent to any departure by the Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgor and the Administrative Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Administrative Agent of any right or remedy under this Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Administrative Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of the Administrative Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            27. SECTION HEADINGS: TERMS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 8 and Article 9 of the Code are used herein as therein defined.

            28. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

            29. MERGER. This Agreement, taken together with all the other Loan Documents, embodies the entire agreement and understanding, between the Pledgor and the Administrative Agent, any Lender or any Issuing Banks and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

            30. TERMINATION; RELEASE OF COLLATERAL. Notwithstanding anything in this Agreement to the contrary, the Pledgor may, to the extent permitted by
SECTION 9.02 of the Credit Agreement, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Pledged Collateral shall be subject to release in accordance with SECTION 12.09(C) of the Credit Agreement (such Pledged Collateral and the Pledged Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of the Pledgor, the Administrative Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to execute any such documents on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

            IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have executed this Agreement as of the date set forth above.

                                        BARNEYS NEW YORK, INC.



                                        By: /s/ Edward Lambert
                                           -------------------------------------
                                        Title: Executive VP and CFO
                                              ----------------------------------




Acknowledged and agreed to
as of the date first written above.

CITICORP USA, INC., as Administrative Agent


By: /s/ Brenda Cotsen
   ---------------------------------
   Vice President